Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES SIGNIFICANTLY IMPROVED
FOURTH QUARTER EARNINGS
•	Earnings significantly improve over prior year

•	Cash flow exceeds enhanced expectations

•	Fiscal 2011 cash flow forecast provided
CLEVELAND (April 22, 2010) — American Greetings Corporation (NYSE: AM) today announced its financial results for both the fourth fiscal quarter and fiscal year ended February 28, 2010.
Fourth Quarter Results
For the fourth quarter of fiscal 2010, the Company reported total revenue of $426.4 million, pre-tax income of $31.8 million, and net income of $18.8 million or 46 cents per share (all per-share amounts assume dilution). The Company recorded pre-tax costs of $12.3 million (after-tax of approximately $8.6 million, reducing earnings per share by about 21 cents) related to the previously announced wind down of its operations in Mexico. Other pre-tax costs included $19.0 million for the settlement of a lawsuit (after-tax of about $11.6 million, reducing earnings per share by about 29 cents) and $5.9 million for severance (after-tax of about $3.6 million, reducing earnings per share by about 9 cents). These costs were partially offset by a $21.2 million pre-tax net benefit from the previously announced party goods transaction (after-tax of about $12.9 million, increasing earnings per share by about 33 cents). The $21.2 million net benefit included a $34.2 million gain and $13.0 million of impairments related to the exit of the party goods manufacturing facility. The Company also recognized a $3.3 million pre-tax gain related to the liquidation of a business in France (the after-tax amount was also about $3.3 million, increasing earnings per share by about 8 cents).
For the fourth quarter of fiscal 2009, the Company reported total revenue of $422.5 million, a pre-tax loss from continuing operations of $67.9 million, and a net loss of $50.1 million or $1.13 per share. During the fourth quarter of fiscal 2009, the Company recognized pre-tax goodwill impairment charges of $47.3 million (after-tax of approximately $42.6 million that reduced earnings per share by 97 cents). In addition, the Company recognized atypical expenses in its licensing business of $16.4 million (after-tax of approximately $10.0 million reducing earnings per share by 23 cents). The Company also recognized a pre-tax severance charge of $7.5 million (after-tax of about $4.6 million, decreasing earnings per share by about 10 cents).

Full Year Results
For the full year fiscal 2010, the Company reported total revenue of $1,635.9 million, pre-tax income of $121.0 million, and net income of $81.6 million or $2.03 per share. The Company recorded costs of approximately $18.2 million (after-tax of approximately $6.5 million reducing earnings per share by approximately 16 cents) related to the previously announced wind down of its operations in Mexico. The Company also incurred a $24.0 million pre-tax charge for the settlement of a lawsuit (after-tax of about $14.7 million, reducing earnings per share by about 37 cents), pre-tax severance expense of $9.4 million (after-tax of about $5.8 million, reducing earnings per share about 14 cents) and a $28.3 million pre-tax charge related to the divestiture of our retail business earlier in the year (after-tax of about $17.3 million, reducing earnings per share approximately by 43 cents). These costs were partially offset by a $21.2 million pre-tax net benefit related to the party goods transaction (after-tax of about $12.9 million, increasing earnings per share by about 33 cents), a $3.3 million pre-tax gain related to the liquidation of a business in France (the after-tax amount was also about $3.3 million, increasing earnings per share by about 8 cents) and a $7.9 million pre-tax benefit associated with a legacy insurance program (after-tax of about $7.6 million, increasing earnings per share about 19 cents).
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am delighted with our fourth quarter performance as it was the culmination of a successful year. During the year, we made both strategic and operational changes that improved our business model. Our portfolio changes as well as our operational execution, including our innovation in product content, have been large factors driving improved cash flow. We were able to generate cash flow from operations minus capital expenditures of $171 million, which exceeded our expectations. We could not have achieved these results without the unrelenting effort of all our associates and I am grateful for their commitment.”
For fiscal 2011, the Company expects revenue to decline approximately 1% to 2% compared to fiscal 2010. The decline is driven by the expectation of reduced sales of party goods products as a result of the transaction announced in December 2009. The Company expects cash flow from operating activities of about $165 million and capital expenditures of approximately $40 million resulting in cash flow from operating activities minus capital expenditures to be around $125 million.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
For more than 100 years, American Greetings Corporation (NYSE: AM) has been a manufacturer and retailer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines,

American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Non-GAAP Measures
Certain after-tax and liquidity amounts included in this earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items (other than cumulative currency translation adjustments, for which a 0% tax rate is applied) and the appropriate rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.
Factors That May Affect Future Results
Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	a weak retail environment and general economic conditions;

•	the ability to achieve both the desired benefits from the transaction with Amscan as well as ensuring a seamless transition for affected retail customers and consumers;

•	the ability to successfully integrate acquisitions, including the recent acquisitions of Recycled Paper Greetings and Papyrus;

•	the Company’s ability to successfully complete the sale of the Strawberry Shortcake and Care Bears properties;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with it’s the Company’s cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the Company’s ability to comply with its debt covenants and to refinance its debt on acceptable terms as the debt instruments mature;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED FEBRUARY 28, 2010
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Net sales	$408,864	$403,467	$1,598,292	$1,646,399
Other revenue	17,556	19,052	37,566	44,339

Total revenue	426,420	422,519	1,635,858	1,690,738

Material, labor and other production costs	187,661	223,288	713,075	809,956
Selling, distribution and marketing expenses	134,045	153,818	507,960	618,899
Administrative and general expenses	95,164	55,753	276,031	226,317
Goodwill and other intangible assets impairment	—	47,277	—	290,166
Other operating income — net	(26,111)	(67)	(310)	(1,396)

Operating income (loss)	35,661	(57,550)	139,102	(253,204)

Interest expense	6,322	5,881	26,311	22,854
Interest income	(112)	(447)	(1,676)	(3,282)
Other non-operating (income) expense — net	(2,327)	4,883	(6,487)	2,157

Income (loss) before income tax expense (benefit)	31,778	(67,867)	120,954	(274,933)
Income tax expense (benefit)	12,982	(17,789)	39,380	(47,174)

Net income (loss)	$18,796	$(50,078)	$81,574	$(227,759)

Earnings (loss) per share — basic	$0.48	$(1.13)	$2.07	$(4.89)

Earnings (loss) per share — assuming dilution	$0.46	$(1.13)	$2.03	$(4.89)

Average number of common shares outstanding	39,463,368	44,144,203	39,467,811	46,543,780

Average number of common shares outstanding — assuming dilution	40,445,332	44,144,203	40,159,651	46,543,780

Dividends declared per share	$0.12	$0.24	$0.36	$0.60

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDED FEBRUARY 28, 2010
(In thousands of dollars)

	(Unaudited)
	February 28,	February 28,
	2010	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,949	$60,216
Trade accounts receivable, net	135,758	77,703
Inventories	163,956	194,945
Deferred and refundable income taxes	78,433	67,267
Assets held for sale	13,280	23,627
Prepaid expenses and other	148,048	162,125

Total current assets	677,424	585,883

GOODWILL	31,106	26,871
OTHER ASSETS	428,160	376,665
DEFERRED AND REFUNDABLE INCOME TAXES	148,210	183,066

Property, plant and equipment — at cost	840,696	922,613
Less accumulated depreciation	595,945	647,049

PROPERTY, PLANT AND EQUIPMENT — NET	244,751	275,564

	$1,529,651	$1,448,049

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$1,000	$750
Accounts payable	95,434	117,504
Accrued liabilities	79,478	90,236
Accrued compensation and benefits	85,092	32,198
Income taxes payable	13,901	11,743
Other current liabilities	97,138	105,537

Total current liabilities	372,043	357,968

LONG-TERM DEBT	328,723	389,473
OTHER LIABILITIES	164,642	149,820
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	28,179	21,599

SHAREHOLDERS’ EQUITY
Common shares — Class A	36,257	37,043
Common shares — Class B	3,223	3,499
Capital in excess of par value	461,076	449,085
Treasury stock	(946,724)	(938,086)
Accumulated other comprehensive loss	(29,815)	(67,278)
Retained earnings	1,112,047	1,044,926

Total shareholders’ equity	636,064	529,189

	$1,529,651	$1,448,049

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDED FEBRUARY 28, 2010
(In thousands of dollars)

	(Unaudited)
	Year Ended
	February 28,	February 28,
	2010	2009

OPERATING ACTIVITIES:
Net income (loss)	$81,574	$(227,759)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Goodwill and other intangible assets impairment	—	290,166
Net gain on dispositions	(6,507)	—
Net loss on disposal of fixed assets	59	1,215
Depreciation and intangible assets amortization	45,165	50,016
Deferred income taxes	25,268	(29,438)
Fixed assets impairment	13,005	5,465
Other non-cash charges	18,289	8,270
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(56,105)	(6,504)
Inventories	14,923	2,877
Other current assets	16,962	17,585
Deferred costs — net	18,405	27,596
Accounts payable and other liabilities	14,193	(67,542)
Other — net	12,259	1,093

Total Cash Flows From Operating Activities	197,490	73,040

INVESTING ACTIVITIES:
Property, plant and equipment additions	(26,550)	(55,733)
Cash payments for business acquisitions, net of cash acquired	(19,300)	(37,882)
Proceeds from sale of fixed assets	1,124	433
Other — net	4,713	(44,153)

Total Cash Flows From Investing Activities	(40,013)	(137,335)

FINANCING ACTIVITIES:
Net (decrease) increase in long-term debt	(62,350)	118,991
Sale of stock under benefit plans	6,705	525
Purchase of treasury shares	(11,848)	(73,983)
Dividends to shareholders	(19,049)	(22,566)

Total Cash Flows From Financing Activities	(86,542)	22,967

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,798	(21,956)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	77,733	(63,284)

Cash and Cash Equivalents at Beginning of Year	60,216	123,500

Cash and Cash Equivalents at End of Year	$137,949	$60,216

AMERICAN GREETINGS CORPORATION
FOURTH QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDED FEBRUARY 28, 2010
(In thousands of dollars)

	(Unaudited)
	Quarter Ended		Year Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Total Revenue:
North American Social Expression Products	$311,079	$267,449	$1,231,850	$1,139,745
Intersegment items	—	(8,325)	(5,104)	(52,805)
Exchange rate adjustment	3,462	54	8,433	8,508

Net	314,541	259,178	1,235,179	1,095,448

International Social Expression Products	55,148	53,083	209,974	205,687
Exchange rate adjustment	12,674	4,792	44,058	65,040

Net	67,822	57,875	254,032	270,727

Retail Operations	—	60,237	11,727	170,066
Exchange rate adjustment	—	829	112	8,746

Net	—	61,066	11,839	178,812

AG Interactive	23,176	21,050	78,955	81,615
Exchange rate adjustment	451	155	1,491	1,798

Net	23,627	21,205	80,446	83,413

Non-reportable segments	20,429	23,195	53,975	62,338

Unallocated	1	—	387	—

	$426,420	$422,519	$1,635,858	$1,690,738

Segment Earnings (Loss):
North American Social Expression Products	$69,545	$(24,539)	$236,305	$106,006
Intersegment items	—	(6,195)	(3,511)	(38,899)
Exchange rate adjustment	621	1,021	3,620	2,844

Net	70,166	(29,713)	236,414	69,951

International Social Expression Products	3,793	(6,045)	13,778	(60,206)
Exchange rate adjustment	841	3,324	3,068	(17,463)

Net	4,634	(2,721)	16,846	(77,669)

Retail Operations	—	(164)	(34,830)	(19,727)
Exchange rate adjustment	—	565	(285)	496

Net	—	401	(35,115)	(19,231)

AG Interactive	6,036	(1,461)	10,586	(156,325)
Exchange rate adjustment	167	884	833	(5,366)

Net	6,203	(577)	11,419	(161,691)

Non-reportable segments	5,762	(9,816)	7,634	(7,627)

Unallocated	(55,061)	(24,961)	(116,103)	(83,966)
Exchange rate adjustment	74	(480)	(141)	5,300

Net	(54,987)	(25,441)	(116,244)	(78,666)

	$31,778	$(67,867)	$120,954	$(274,933)